AMERICAN HONDA FINANCE CORPORATION
MONTHLY SERVICER REPORT -- Honda Auto Receivables 2002-1 Owner Trust
03/01/2002 through 03/31/2002

I. ORIGINAL DEAL PARAMETER INPUTS
(A) Total Portfolio Balance					$2,082,211,927.51
(B) Total Securities Balance					$2,082,211,927.51
(C) Class A-1 Notes
(i) Class A-1 Notes Balance					$559,000,000.00
(ii) Class A-1 Notes Percentage (C(i)/IB)					26.85%
(iii) Class A-1 Notes Rate					1.82000%
(iv) Class A-1 Notes Accrual Basis					Actual/360
(D) Class A-2 Notes
(i) Class A-2 Notes Balance					$472,000,000.00
(ii) Class A-2 Notes Percentage (D(i)/IB)					22.67%
(iii) Class A-2 Notes Rate					2.550%
(iv) Class A-2 Notes Accrual Basis					30/360
(E) Class A-3 Notes
(i) Class A-3 Notes Balance					$696,000,000.00
(ii) Class A-3 Notes Percentage (E(i)/B)					33.43%
(iii) Class A-3 Notes Rate					3.500%
(iv) Class A-3 Notes Accrual Basis					30/360
(F) Class A-4 Notes
(i) Class A-4 Notes Balance					$303,156,000.00
(ii) Class A-4 Notes Percentage (F(i)/B)					14.56%
(iii) Class A-4 Notes Rate					4.220%
(iv) Class A-4 Notes Accrual Basis					30/360
(G) Certificates
(i) Certificates Balance					$52,055,927.51
(ii) Certificates Percentage (G(i)/B)					2.50%
(iii) Certificates Rate					4.220%
(iv) Certificates Accrual Basis					30/360
(H) Servicing Fee Rate					1.00%
(I) Portfolio Summary
(i) Weighted Average Coupon (WAC)					6.66%
(ii) Weighted Average Original Maturity (WAOM)					55.66	months
(iii) Weighted Average Remaining Maturity (WAM)					46.82	months
(iv) Number of Receivables					149,463
(J) Reserve Account
(i) Reserve Account Initial Deposit Percentage					0.50%
(ii) Reserve Account Initial Deposit					$10,411,059.64
(iii) Specified Reserve Account Percentage					0.75%
(iv) Specified Reserve Account Balance					$14,609,033.99

(K) Yield Supplement Account Deposit					$1,570,025.47

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS
(A) Total Portfolio Balance					$1,947,871,198.42
(B) Total Securities Balance					$1,947,871,198.42
(C) Cumulative Note and Certificate Pool Factor					0.9354817
(D) Class A-1 Notes
(i) Class A-1 Notes Balance					$424,659,270.91
(ii) Class A-1 Notes Pool Factor					0.7596767
(iii) Class A-1 Notes Interest Carryover Shortfall					$0.00
(iv) Class A-1 Notes Principal Carryover Shortfall					$0.00
(E) Class A-2 Notes
(i) Class A-2 Notes Balance					$472,000,000.00
(ii) Class A-2 Notes Pool Factor					1.0000000
(iii) Class A-2 Notes Interest Carryover Shortfall					$0.00
(iv) Class A-2 Notes Principal Carryover Shortfall					$0.00
(F) Class A-3 Notes
(i) Class A-3 Notes Balance					$696,000,000.00
(ii) Class A-3 Notes Pool Factor					1.0000000
(iii) Class A-3 Notes Interest Carryover Shortfall					$0.00
(iv) Class A-3 Notes Principal Carryover Shortfall					$0.00
(G) Class A-4 Notes
(i) Class A-4 Notes Balance					$303,156,000.00
(ii) Class A-4 Notes Pool Factor					1.0000000
(iii) Class A-4 Notes Interest Carryover Shortfall					$0.00
(iv) Class A-4 Notes Principal Carryover Shortfall					$0.00
(H) Certificates
(i) Certificates Balance					$52,055,927.51
(ii) Certificates Pool Factor					1.0000000
(iii) Certificates Interest Carryover Shortfall					$0.00
(iv) Certificates Principal Carryover Shortfall					$0.00
(I) Servicing Fee
(i) Servicing Fee Shortfall					$0.00
(J) End of Prior Month Account Balances
(i) Reserve Account					$15,083,731.01
(ii) Yield Supplement Account					$1,317,806.14
(iii) Payahead Account					$88,793.84
(iv) Advances Outstanding					$1,134,348.50
(K) Portfolio Summary as of End of Prior Month
(i) Weighted Average Coupon (WAC)					6.66%
(ii) Weighted Average Remaining Maturity (WAM)					44.92	months
(iii) Number of Receivables					145,792
(L) Note and Certificate Percentages
(i) Note Percentage					100.00%
(ii) Certificate Percentage					0.00%

III. MONTHLY INPUTS FROM THE MAINFRAME
(A) Precomputed Contracts Principal
(i) Scheduled Principal Collections					$447,134.42
(ii) Prepayments in Full					$158,887.63
(iii) Prepayments in Full due to Repurchases					$0.00
(B) Precomputed Contracts Total Collections					$689,612.24
(C) Precomputed Interest Receivables Interest (B-A((I)+(ii)+(iii)))					$83,590.19
(D) Simple Interest Receivables Principal
(i) Principal Collections					$45,193,032.63
(ii) Prepayments in Full					$22,135,102.43
(iii) Repurchased Receivables Related to Principal					$0.00
(E) Simple Interest Receivables Interest
(i) Simple Interest Collections					$10,139,321.59
(F) Payment Advance for Precomputes
(i) Reimbursement of Previous Advances					$29,430.41
(ii) Current Advance Amount					$18,451.25
(G) Interest Advance for simple Interest - Net					$4,039.17
(H) Payahead Account
(i) Payments Applied					$38,703.45
(ii) Additional Payaheads					$36,737.00
(I) Portfolio Summary as of End of Month
(i) Weighted Average Coupon (WAC)					6.66%
(ii) Weighted Average Remaining Maturity (WAM)					44.02	months
(iii) Remaining Number of Receivables					143,834

	# Units	Dollar Amount
(J) Delinquent Receivables
(i) 31-60 Days Delinquent	1,633	1.14%	$21,625,297.47		1.15%
(ii) 61-90 Days Delinquent	158	0.11%	$2,008,038.16		0.11%
(ii) 91 Days or More Delinquent	1	0.00%	$1,634.90		0.00%
(K) Vehicles Repossessed During Collection Period	71	0.05%	$1,086,764.32		0.06%
(L) Total Accumulated Repossessed Vehicles in Inventory	114	0.08%	$1,635,966.57		0.09%

IV. INPUTS DERIVED FROM OTHER SOURCES
(A) Collection Account Investment Income					$0.00
(B) Reserve Account Investment Income					$21,107.22
(C) Yield Supplement Account Investment Income					$1,880.87
(D) Trust Fees Expense					$4,000.00
(E) Aggregate Net Losses for Collection Period					$80,538.74
(F) Liquidated Receivables Information
(i) Gross Principal Balance on Liquidated Receivables					225,799.86
(ii) Liquidation Proceeds					103,811.82
(ii) Recoveries from Prior Month Charge Offs					$41,449.30
(G) Days in Accrual Period					31
(H) Deal age					3

MONTHLY COLLECTIONS

V. INTEREST COLLECTIONS
(A) Total Interest Collections (III(C+E(i)-F(i)+F(ii)+G)					$10,215,971.79

VI. PRINCIPAL COLLECTIONS
(A) Principal Payments Received (III(A((i)+(ii))+(D(i)+(ii)))					$67,934,157.11
(B) Liquidation Proceeds (IV(F(i)))					103,811.82
(C) Repurchased Loan Proceeds Related to Principal (III(A(iii)+D(iii)))					0.00
(D) Recoveries from Prior Month Charge Offs (IV(F(ii)))					41,449.30
(E) Total Principal Collections (A+B+C+D)					$68,079,418.23

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS (V(A)+VI(E))					$78,295,390.02

VIII. YIELD SUPPLEMENT DEPOSIT					$109,780.21

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)					$78,405,170.23

MONTHLY DISTRIBUTIONS

X. FEE DISTRIBUTIONS
(A) Servicing Fee
(i) Servicing Fee Due (I(H)/12)(II(B))+(II(H)(i))					$1,623,226.00
(ii) Servicing Fee Paid					$1,623,226.00
(iii) Servicing Fee Shortfall					$0.00
(B) Reserve Account Investment Income (IV(B))					$21,107.22
(C) Yield Supplement Account Investment Income (IV(C))					$1,880.87
(D) Trust Fees Expense (IV(D))					$4,000.00

XI. DISTRIBUTIONS TO NOTEHOLDERS
(A) Interest
(i) Class A-1 Notes
(a) Class A-1 Notes Interest Due					$665,535.45
(b) Class A-1 Notes Interest Paid					665,535.45
(c) Class A-1 Notes Interest Shortfall					$0.00
(ii) Class A-2 Notes
(a) Class A-2 Notes Interest Due					$1,003,000.00
(b) Class A-2 Notes Interest Paid					1,003,000.00
(c) Class A-2 Notes Interest Shortfall					$0.00
(iii) Class A-3 Notes
(a) Class A-3 Notes Interest Due					$2,030,000.00
(b) Class A-3 Notes Interest Paid					2,030,000.00
(c) Class A-3 Notes Interest Shortfall					$0.00
(iv) Class A-4 Notes
(a) Class A-4 Notes Interest Due					$1,066,098.60
(b) Class A-4 Notes Interest Paid					1,066,098.60
(c) Class A-4 Notes Interest Shortfall					$0.00
(v) Total Note Interest
(a) Total Note Interest Due					$4,764,634.05
(b) Total Note Interest Paid					4,764,634.05
(c) Total Note Interest Shortfall					$0.00
(d) Reserve Fund Withdrawn for Note Interest					$0.00
Amount available for distributions after Fees & Interest (IX-(X(A)(ii)-(D))-XI(A)(v)(b))					$72,013,310.18
(B) Principal
(i) Noteholders' Principal Distribution Amounts					$68,159,956.97
(ii) Class A-1 Notes Principal
(a) Class A-1 Notes Principal Due					$68,159,956.97
(b) Class A-1 Notes Principal Paid					68,159,956.97
(c) Class A-1 Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00
(iii) Class A-2 Notes Principal
(a) Class A-2 Notes Principal Due					$0.00
(b) Class A-2 Notes Principal Paid					$0.00
(c) Class A-2 Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00
(iv) Class A-3 Notes Principal
(a) Class A-3 Notes Principal Due					$0.00
(b) Class A-3 Notes Principal Paid					$0.00
(c) Class A-3 Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00
(v) Class A-4 Notes Principal
(a) Class A-4 Notes Principal Due					$0.00
(b) Class A-4 Notes Principal Paid					$0.00
(c) Class A-4 Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00
(vi) Total Notes Principal
(a) Total Notes Principal Due					$68,159,956.97
(b) Total Notes Principal Paid					68,159,956.97
(c) Total Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00

XII. RESERVE FUND DEPOSIT
Amount available for deposit into reserve account					$3,853,353.21
Amount deposited into reserve Account					0.00
Excess Amount Released from Reserve Account					474,697.02
Excess funds available to Certificateholders					4,328,050.23

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS
(A) Interest
(i) Certificate Monthly Interest Due					$183,063.35
(ii) Certificate Interest Shortfall Beginning Balance					$0.00
(iii) Total Certificate Interest Due					$183,063.35
(iv) Certificate Interest Paid					183,063.35
(v) Certificate Interest Shortfall Ending Balance					$0.00
(B) Principal
(i) Certificate Monthly Principal Due					($0.00)
(ii) Certificate Principal Shortfall Beginning Balance					$0.00
(iii) Total Certificate Principal Due					($0.00)
(iv) Certificate Principal Paid					(0.00)
(v) Certificate Principal Shortfall Ending Balance					$0.00
(C) Release to Seller					$4,144,986.88

DISTRIBUTIONS SUMMARY

(A) Total Collections					$78,405,170.23
(B) Service Fee					$1,623,226.00
(C) Trustee Fees					$0.00
(D) Class A1 Amount					$68,825,492.42
(E) Class A2 Amount					$1,003,000.00
(F) Class A3 Amount					$2,030,000.00
(G) Class A4 Amount					$1,066,098.60
(H) Amount Deposited into Reserve Account					$0.00
(I) Certificateholders					$183,063.35
(J) Release to seller					$4,144,986.88
(K) Total amount distributed					$78,875,867.25
(L) Amount of Draw from Reserve Account					0.00
(M) Excess Amount Released from Reserve Account					474,697.02

PORTFOLIO AND SECURITY SUMMARY

			Beginning		End
XIV. POOL BALANCES AND PORTFOLIO INFORMATION			of Period		of Period
(A) Balances and Principal Factors
(i) Aggregate Balance of Notes			$1,895,815,270.91		$1,827,655,313.94
(ii) Note Pool Factor			0.9338274		0.9002536
(iii) Class A-1 Notes Balance			424,659,270.91		356,499,313.94
(iv) Class A-1 Notes Pool Factor			0.7596767		0.6377447
(v) Class A-2 Notes Balance			472,000,000.00		472,000,000.00
(vi) Class A-2 Notes Pool Factor			1.0000000		1.0000000
(vii) Class A-3 Notes Balance			696,000,000.00		696,000,000.00
(viii) Class A-3 Notes Pool Factor			1.0000000		1.0000000
(ix) Class A-4 Notes Balance			303,156,000.00		303,156,000.00
(x) Class A-4 Notes Pool Factor			1.0000000		1.0000000
(xi) Certificates Balance			52,055,927.51		52,055,927.51
(xii) Certificates Pool Factor			1.0000000		1.0000000
(xiii) Total Principal Balance of Notes and Certificates			1,947,871,198.42		1,879,711,241.45

(B) Portfolio Information
(i) Weighted Average Coupon (WAC)			6.66%		6.66%
(ii) Weighted Average Remaining Maturity (WAM)			44.92	months	44.02	months
(iii) Remaining Number of Receivables			145,792		143,834
(iv) Portfolio Receivable Balance			$1,947,871,198.42		$1,879,711,241.45
(C) Outstanding Advance Amount			$1,134,348.50		$1,127,408.51
(D) Outstanding Payahead Balance			$88,793.84		$86,827.39

SUMMARY OF ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT
(A) Beginning Reserve Account Balance					$15,083,731.01
(B) Draws					0.00
(i) Draw for Servicing Fee					0.00
(ii) Draw for Interest					0.00
(iii) Draw for Realized Losses					0.00
(C) Excess Interest Deposited into the Reserve Account					0.00
(D) Reserve Account Balance Prior to Release					15,083,731.01
(E) Reserve Account Required Amount					14,609,033.99
(F) Final Reserve Account Required Amount					14,609,033.99
(G) Excess Reserve Account Amount					474,697.02
(H) Ending Reserve Account Balance					14,609,033.99

XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
(A) Beginning Yield Supplement Account Balance					1,317,806.14
(B) Investment Earnings					1,880.87
(C) Investment Earnings Withdraw					1,880.87
(D) Additional Yield Supplement Amounts					0.00
(E) Yield Supplement Deposit Amount					109,780.21
(F) Ending Yield Supplement Account Balance					1,208,025.93

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
(A) Liquidated Contracts
(i) Liquidation Proceeds					$103,811.82
(ii) Recoveries on Previously Liquidated Contracts					41,449.30
(B) Aggregate Net Losses for Collection Period					80,538.74
(C) Net Loss Rate for Collection Period (annualized)					0.05%
(D) Cumulative Net Losses for all Periods					179,041.81

	# Units		Dollar Amount
(E) Delinquent Receivables
(i) 31-60 Days Delinquent	1,633	1.14%	$21,625,297.47		1.15%
(ii) 61-90 Days Delinquent	158	0.11%	$2,008,038.16		0.11%
(ii) 91 Days or More Delinquent	1	0.00%	$1,634.90		0.00%

	# Units		Dollar Amount
XVIII. REPOSSESSION ACTIVITY
(A) Vehicles Repossessed During Collection Period	71	0.05%	$1,086,764.32		0.06%
(B) Total Repossessed Vehicles in Inventory	114	0.08%	$1,635,966.57		0.09%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period					0.02%
(i) Second Preceding Collection Period					0.04%
(ii) Preceding Collection Period					0.05%
(iii) Current Collection Period					0.04%
(iv) Three Month Average (Avg(i,ii,iii))
(B) Ratio of Balance of Contracts Delinquent 60 Days or More to the Outstanding Balance of Receivables.					0.02%
(i) Second Preceding Collection Period					0.05%
(ii) Preceding Collection Period					0.19%
(iii) Current Collection Period					0.09%
(iv) Three Month Average (Avg(i,ii,iii))

					Trigger was not hit.
(C) Loss and Delinquency Trigger Indicator

I hereby certify that the servicing report provided is true
and accurate to the best of my knowledge.

By:
/s/ John Weisickle
John Weisickle, Vice President